SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): December 14, 2001

UNIVERCELL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

333-69686	11-3331350
(Commission File Number)	(IRS Employer Identification No.)

1 Randall Avenue, Pikesville, Maryland 21208

(Address of Principal Executive Offices)(Zip Code)

(800) 765-2355

(Registrant’s Telephone Number, Including Area Code)

HYPERMEDIA COMMUNICATIONS, INC.

710 Oakfield Drive

Brandon, Florida 33511

(Former Name or Former Address, if Changed Since Last Report)

Item 1.

Changes in Control of Registrant

On December 14, 2001 (the �tive Date”), pursuant to a Stock Purchase Agreement and Share Exchange dated as of September 25, 2001 among Hypermedia Communications, Inc. (“Hypermedia” or the ़ompany”), a Florida corporation, Robert Esposito, (ाsposito”), UniverCell Global Phone Rental, Inc.  (“UniverCell”) an Illinois corporation, and the shareholders of UniverCell (“Shareholders”) Hypermedia acquired all of the shares of UniverCell from the Shareholders in consideration for the transfer of 33,000,000 Hypermedia shares by Esposito to the UniverCell shareholders. As a result of the transaction, UniverCell became a wholly owned subsidiary of the Company.

The Acquisition was approved by the unanimous consent of the Board of Directors of the Company and UniverCell on September 28, 2001.

Effective as of the closing, the sole Director of Hypermedia consists of Sean Fulda. The director will hold office until his successor shall have been duly elected and shall have qualified or until his earlier death, resignation or removal. Sean Fulda was elected Chief Executive Officer, President, Secretary and Treasurer.

Sean Fulda has been the President and Chief Executive Officer of UniverCell Global Phone Rentals, Inc. in Pikesville, Maryland since February 2000. From July 1997 through September 1999, Mr. Fulda was the Director of Student Marketing Programs at IsraLink Communications, Inc., a cellular phone rental Company located in Chicago, Illinois. Mr. Fulda received a Bachelor of Arts in Hebrew Literature from Brisk Rabbinical College in Chicago, IL in 1998.

The Director named above will serve until the next annual meeting of the shareholders of the Company in the year 2002. Directors will be elected for one year terms at each annual shareholder's meeting. Officers hold their positions at the appointment of the Board of Directors.

The following table sets forth information regarding the beneficial ownership of the shares of the Common Stock (the only class of shares outstanding as of the closing date) at December 14, 2001, by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding shares of Common Stock, (ii) each director of the Company, (iii) the executive officers of the Company, and (iv) by all directors and executive officers of the Company as a group. Each person named in the table, has sole voting and investment power with respect to all shares shown as beneficially owned by such person and can be contacted at the address of the Company.

Title of class	Name of beneficial owner	Shares	Percent of class
Common	Sean Fulda	27,720,000	70.8%

	All directors and officers as a group	27,720,000	70.8%

Item 2.

Acquisition or disposition of assets

Pursuant to the Acquisition Agreement, Hypermedia acquired all of the shares of UniverCell from the Shareholders in consideration for the transfer by Esposito of 33,000,000 Hypermedia shares to the UniverCell shareholders.

UniverCell is a recently formed international cellular phone and satellite phone rental company.

UniverCell intends to market its phone rental services to business, leisure and student travelers both directly and through contracts with major travel agencies, airlines, car rental companies and corporate clients. Its marketing efforts will be directed primarily toward the international traveler. It currently has agreements with approximately 300 individual and corporate travel agents, with SkyTeller, a currency exchange company. It may also seek to acquire other companies offering this service. Its principal place of business is at 1 Randall Avenue, Pikesville, Maryland 21208.

Item 7.

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired

Financial statements of the Company will be filed by an amendment to this Report within 60 days after this Report must be filed.

(b)

Pro forma financial information

Pro forma financial information will be furnished with the aforementioned amendment.

(c)

Exhibits

No.

Exhibit

2.1

Stock Purchase Agreement and Share Exchange dated as of September 25, 2001 by and among Hypermedia Communications, Inc. and UniverCell Global Phone Rental, Inc.

2.2

Amendment to Stock Purchase Agreement

3.1

Articles of Amendment to Articles of Incorporation of Hypermedia Communications, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERCELL HOLDINGS, INC.

By:

/s/Sean Fulda

Sean Fulda

President

December 19, 2001